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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 17, 2001

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)


DELAWARE                         1-12095                     62-1650470
(State or Other Jurisdiction     (Commission File Number)    (IRS Employer
of Incorporation)                                            Identification No.)


                                 One Canal Place
                           365 Canal Street, Suite 900
                          New Orleans, Louisiana, 70130
              (Address of Principal Executive Offices and Zip Code)

                                 (504) 533-6000
              (Registrant's telephone number, including area code)



ITEM 9. REGULATION FD DISCLOSURE.

         On July 17, 2001, we announced the elimination of approximately 5% of our employee base as a part of our strategic realignment designed to reduce costs, streamline our activities and enhance our ability to adapt quickly to changing market conditions. After an exhaustive three and a half month analysis of our business and the market since our emergence from bankruptcy, we decided to terminate 148 positions, consisting of 133 full-time positions and 15 part-time positions. 2,575 employees remain.


         The number of positions we have eliminated are within the limits prescribed by our operating agreements with the City of New Orleans and the State of Louisiana. Our employment commitment to the City of New Orleans consists of our best efforts to maintain employment at our December 31, 2000 level. If the level falls below 2,550 employees certain outplacement and severance requirements will apply. Our employment commitment to the State of Louisiana is to maintain employment at no less than 90% of our 2,734 employees as of March 5, 2001, or 2,461 employees.


         Statements in this Current Report that are not historical fact, including particular statements about possible profitability, are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although we believe that the projections, plans, objectives, expectations and prospects reflected in or suggested by such forward-looking statements are reasonable, such statements involve numerous uncertainties and risks, and we cannot assure that such projections, plans, objectives, expectations and prospects will be achieved. Important factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements include actual revenues and expenses, and other factors that are contained in documents we file with the U.S. Securities and Exchange Commission. Readers are encouraged to refer to these reports.


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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


JCC HOLDING COMPANY
(REGISTRANT)

         /s/   L. Camille Fowler
         -------------------------
         L. Camille Fowler
         Vice President - Finance, Secretary and Treasurer


Date:  July 18, 2001